EXHIBIT 23.2

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) of Toreador Resources Corporation for the registration of up to 250,000 shares of its common stock of our report dated April 11, 2003, with respect to the consolidated financial statements of Toreador Resources Corporation for the year ended December 31, 2002 included in its Annual Report (Form 10-K) for the year ended December 31, 2004.

/s/ ERNST & YOUNG LLP
ERNST & YOUNG LLP

Dallas, Texas

May 18, 2005